                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Commonwealth Bankshares, Inc
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of Commonwealth Bankshares, Inc,:


          NOTICE is hereby given that the 2001 Annual Meeting of Shareholders of Commonwealth Bankshares, Inc. (the "Corporation") will be held in the Radisson Hotel Norfolk, 2/nd/ floor, "Hampton Roads" room at 700 Monticello Ave., Norfolk, VA on Tuesday, June 26, 2001 at 3:00 P.M. local time, for the following purposes:

          1. Election of three members of the Board of Directors of the Corporation as Class 1 directors to serve until the 2004 Annual Meeting of Shareholders.

          2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

          Only shareholders of record at the close of business on May 1, 2001 are entitled to notice of, and to vote at, such meeting or any adjournment thereof.

          Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters proposed to be acted upon at the meeting.

          To assure that your shares are represented at the meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope, regardless of whether you expect to attend the meeting. The enclosed envelope requires no postage if mailed in the United States. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted by contacting the Chairman of the Board, President and Chief Executive Officer of the Corporation, Edward J. Woodard, Jr., in person or in writing.


                                  By Order of the Board of Directors





                                  Edward J. Woodard, Jr., CLBB
                                  Chairman of the Board, President and
                                  Chief Executive Officer




Dated in Norfolk, Virginia and
mailed this 5/th/ day of June, 2001

                         COMMONWEALTH BANKSHARES, INC.
                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 26, 2001

     The solicitation of the enclosed 2001 proxy is made by and on behalf of the Board of Directors of Commonwealth Bankshares, Inc. (the "Corporation") to be used at the 2001 Annual Meeting of Shareholders to be held on June 26, 2001 at 3:00 p.m., or any adjournment thereof, at the Radisson Hotel Norfolk, 2/nd/ floor, "Hampton Roads" room, 700 Monticello Ave., Norfolk, VA. The approximate mailing date of this Proxy Statement and the accompanying proxy is June 5, 2001. The matters to be considered and acted upon are (i) the election of three Class 1 directors of the Corporation to serve until the 2004 Annual Meeting of Shareholders and (ii) such other business as may properly come before the meeting or any adjournment thereof.

     The Corporation is a one bank holding company organized under the laws of the Commonwealth of Virginia. It's wholly-owned subsidiary, Bank of the Commonwealth, is a Virginia state bank and member of the Federal Reserve. The Bank operates nine branches in Hampton Roads, Virginia.

Person Making The Solicitation

     The cost of the solicitation of proxies will be borne by the Corporation. Solicitations will be made only by the mails, except that, if necessary, officers and regular employees of the Bank or the Corporation may make solicitations of proxies in person or by telephone. Banks, brokerage firms, and other custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Corporation will, upon request, reimburse them for their reasonable charges and expenses in this regard.

Revocability of Proxy

     Anyone who gives a proxy may still vote in person, if he so desires, and may revoke the proxy at any time prior to the voting of such proxy by contacting the Chairman of the Board, President and Chief Executive Officer of the Corporation, Edward J. Woodard, Jr., in person or in writing, or by filing a duly executed proxy bearing a later date. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions contained therein, if any.

Voting Shares and Vote Required

     Only shareholders of record at the close of business on May 1, 2001 will be entitled to vote at the meeting, or any adjournment thereof. The Corporation has issued only Common Stock, $2.50 par value (the "Common Stock"). As of May 1, 2001 the Corporation had issued and outstanding 1,690,173 shares of Common Stock held of record by approximately 750 shareholders. Shareholders are entitled to one vote for each share of Common Stock on all matters to come before the meeting. In the election of directors, those nominees receiving the greatest number of votes shall be deemed elected even though not receiving a majority of the shares represented at the meeting in person or proxy. In accordance with Virginia law, broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as a vote cast on any proposal. Accordingly, broker non-votes will have no effect on the election of directors. A majority of the shares of outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

                                  PROPOSAL I
                             ELECTION OF DIRECTORS

     The Corporation's Articles of Incorporation provide for the Board of Directors to be divided into three classes, as nearly equal in number as possible. Each class serves for a term of three years, with one class being elected each year. The Board of Directors currently consists of nine directors.

     At the 2001 Annual Meeting, three directors comprising Class 1 will be elected to serve until the 2004 Annual Meeting of Shareholders and until their successors are elected and qualified. The Board recommends that the three nominees named below be elected. Proxies received will be voted for the election of such nominees, unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for one or all of the nominees may so indicate on the proxy. All of the nominees are currently members of the Board. All of the nominees have consented to be named and have indicated their intent to serve if elected. However, in the event any nominee is not available for election, the proxies will be voted for such person as shall be designated by the Board as a replacement.


                                  MANAGEMENT

     The following table sets forth, as of May 1, 2001, certain information with respect to each director including age, principal occupation, the year each nominee or incumbent director first became a director, and each such person's beneficial ownership of the Corporation's Common Stock. Unless otherwise indicated, the business experience and principal occupation shown for each nominee or incumbent director has extended five or more years. All of the Corporation's directors and named executive officer receive mail at the Corporation's offices.

                                                                                    Number and
                                 Served as    Principal Occupation                  Percent of
                                  Director       During Past                    Shares Beneficially
         Name             Age      Since         Five Years                         Owned (1)(2)
-----------------------  -----   ---------   ---------------------              -------------------
Nominees For Election Whose Terms Will Expire in 2004 (Class 1)
 William D. Payne, M.D.    65       1988      General, Laproscopic and                    22,698(3)
                                              Endoscopic Surgeon and President              1.33%
                                              with Drs. Payne, Ives & Holland,
                                              Inc., General, Laproscopic and
                                              Endoscopic Surgery in Norfolk,
                                              Virginia.


 Morton Goldmeier          77       1988      President of Hampton Roads                  75,997(4)
                                              Management Associates, Inc.                   4.45%


 Richard J. Tavss          61       1988      Senior counsel of Tavss, Fletcher,         122,301(5)
                                              Maiden, & King, P.C. in Norfolk,              7.16%
                                              Virginia.

                                                                                                         Number and
                                             Served as            Principal Occupation                   Percent of
                                              Director                 During Past                  Shares Beneficially
             Name                  Age         Since                   Five Years                       Owned (1)(2)
-------------------------------  --------  --------------  -----------------------------------  ----------------------------
Incumbent Directors Whose Terms Will Expire in 2002 (Class 2)
 George H. Burton, Jr.               90         1981        President of Burton Lumber Corp.,                      67,391(6)
                                                            a building materials and supplies                        3.96%
                                                            company located in Chesapeake,
                                                            Virginia.


 Herbert Perlin                      60         1987        President of Perlin Benefit                            44,820(7)
                                                            Resources Inc., a regional pension                       2.39%
                                                            company located in Virginia Beach,
                                                            Virginia.


 Kenneth J. Young                    50         1999        President of Leisure & Recreation                       2,518(8)
                                                            Consultants Inc. Tampa, Florida.                            *


 Thomas W. Moss, Jr.                 72         1999        Attorney, President & Sole Owner                        2,484(9)
                                                            of Thomas W. Moss, Jr., PC located                          *
                                                            in Norfolk, Virginia.

Incumbent Directors Whose Terms Will Expire in 2003 (Class 3)

 William P. Kellam                   86         1971        Retired President of Kellam-                           35,319(10)
                                                            Eaton Insurance Agency, Inc.                             2.07%
                                                            (real estate and insurance),
                                                            Virginia Beach, Virginia, a
                                                            position he held until 1986.

 Edward J. Woodard, Jr.              58         1973        Chairman of the Board, President                       43,242(11)
                                                            and Chief Executive Officer of                           2.52%
                                                            the Corporation and the Bank.

All Directors and executive officers as Group (11 persons)                                                        452,452
                                                                                                                    24.48%

   * Percentage of ownership is less than 1% of the outstanding shares of Common Stock of the Corporation.

  (1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and includes shares, where applicable, which an individual has the right to acquire within 60 days through the exercise of stock options.

  (2) Based on 1,690,176 issued and outstanding shares of common stock as of May 1, 2001.

  (3) Includes (i) 18,000 shares which Dr. Payne has the right to acquire through the exercise of stock options and (ii) 3,233 registered in the name of Payne Pension and Profit Sharing Plan, of which Dr. Payne is acting trustee.

  (4) Includes (i) 18,000 shares which Mr. Goldmeier has the right to acquire through the exercise of stock options and (ii) 13,715 shares owned by Mr. Goldmeier's wife, for which Mr. Goldmeier disclaims beneficial ownership.

  (5) Includes (i) 18,000 shares which Mr. Tavss has the right to acquire through the exercise of stock options, (ii) 1,244 shares registered in the name of Richard J. Tavss, Custodian for Bobbie J. Tavss, (iii) 281 shares registered in the name of Richard J. Tavss, Custodian for Sander
       T. Schoolar, (iv) 277 shares registered in the name of Richard J. Tavss, Custodian for Zachary Maiden and (v) 228 shares registered in the name of Richard J. Tavss, Custodian for Taylor Tavss Schoolar V.

  (6) Includes (i) 13,177 shares which Mr. Burton has the right to acquire through the exercise of stock options and (ii) 8,440 shares registered in the name of Clarice B. Burton revocable trust dated 5/21/83.

  (7) Includes (i) 18,000 shares which Mr. Perlin has the right to acquire through the exercise of stock options, (ii) 18,531 shares registered in the name of Herbert L. Perlin, Profit Sharing Trust, of which Mr. Perlin is Acting Trustee, (iii) 4,000 shares owned jointly by Mr. Perlin and his wife and (iv) 3,674 shares register in the name of the Perlin Revocable Living Trust.

  (8) Includes 2,000 shares which Mr. Young has the right to acquire through the exercise of stock options.

  (9) Includes 2,000 shares which Mr. Moss has the right to acquire through the exercise of stock options.

  (10) Includes (i) 18,000 shares which Mr. Kellam has the right to acquire through the exercise of stock options and (ii) 16,563 shares owned by Mr. Kellam's wife for which Mr. Kellam disclaims beneficial ownership.

  (11) Includes (i) 24,133 shares which Mr. Woodard has the right to acquire through the exercise of stock options, (ii) 635 shares registered in the name of E. J. Woodard, Jr., Custodian for Troy Brandon Woodard, (iii) 1,509 shares registered in the name of E. J. Woodard, Jr. and Sharon W. Woodard, Custodians of Troy Brandon Woodard, (iv) 2,022 shares held in trust, representing the proceeds of a self directed Individual Retirement Account for the benefit of E. J. Woodard, Jr. and (v) 8,743 shares owned jointly by Mr. Woodard and his wife.

Meetings and Committees of the Board of Directors

     The Corporation's Board of Directors has primary responsibility for the determination of corporate policies and the overall financial condition of the Corporation. The Board appoints a chief executive and other officers who are responsible for conducting business on a day-to-day basis under the Board's guidance. In turn, the management of the Corporation provides the Board of Directors with a regular and detailed flow of information relating to the Corporation's overall condition and financial performance.

     During 2000, the Board of Directors met twelve (12) times for regular monthly meetings. All directors attended at least 75% of the total meetings of the Board of Directors and the various committees on which they are members.

     The Board of Directors has five standing committees: Executive Committee, Audit Committee, Compensation Committee, Investment Committee and Nominating Committee. At its first meeting after the annual meeting of shareholders, the Board elects each Committee. Committee members serve for one year or until the first meeting of the Board following the next annual meeting of shareholders.

Executive Committee

     The Executive Committee consists of three members, selected in rotation from the nine directors: E. J. Woodard, Jr., George H. Burton, Jr., William P. Kellam, Morton Goldmeier, Richard J. Tavss, William D. Payne, Thomas W. Moss, Jr., Kenneth J. Young and Herbert L. Perlin. When the Board is not in session, the Executive Committee is authorized to exercise all of the Board's power except for certain fundamental responsibilities, such as approval of an amendment of the articles of incorporation or a plan of merger or consolidation. The Executive Committee meets to act on capital expenditures, to elect officers other than senior officers and to review and consider certain matters and policies for recommendation to the full Board. The Executive Committee met 30 times in 2000.

Audit Committee

     The Audit Committee during 2000 was composed of five (5) directors: George
H. Burton, Jr., William P. Kellam, Thomas W. Moss, Jr., Kenneth J. Young and Morton Goldmeier. The functions of the Audit Committee are to (i) recommend selection of independent certified public accountants, (ii) approve the scope of the accountants' examination, (iii) review internal accounting procedures, (iv) review reports of examination by the accountants and by regulatory agencies having jurisdiction over the Corporation, (v) monitor internal programs to ensure compliance with the law and avoidance of conflicts of interest, and (vi) aid the Board in fulfilling its responsibilities for financial reporting to the public. The Audit Committee met two (2) times during 2000. See, "Audit Committee Report" below.

Personnel/Compensation Committee

     The Personnel/Compensation Committee during 2000 was composed of five (5) directors: E. J. Woodard, Jr., Richard J. Tavss, William P. Kellam, Kenneth J. Young and William D. Payne, M.D. The Personnel/Compensation Committee recommends the compensation of officers to the Executive Committee and the Board. The Personnel/Compensation Committee met two (2) times during 2000. Mr. Woodard abstained from discussion regarding his salary and is not permitted to participate in the consideration and recommendation by the Committee as to his compensation.

Investment Committee

     The Investment Committee during 2000 was composed of five (5) directors: E.
J. Woodard, Jr., Herbert L. Perlin, Morton Goldmeier, and George H. Burton, Jr. and Thomas W. Moss, Jr. The Investment Committee administers the investment policies of the Corporation. The Investment Committee met (2) times during 2000.

Nominating Committee

     The Nominating Committee of the Board during 2000 was composed of three (3) directors: E. J. Woodard, Jr., William P. Kellam and Richard J. Tavss. The basic function of this Committee is the recommendation of those persons to be designated as Board nominees for election to the Board by the shareholders of the Corporation at its Annual Meeting. The Nominating Committee met two (2) times in 2000.

     The Nominating Committee will consider suggestions from all sources, including shareholders, regarding possible candidates for nomination and election to the Board. Generally, candidates should be highly qualified by business, professional or comparable experience, affirmatively desirous of serving on the Board, and able to represent the interests of all shareholders. Shareholders wishing to nominate a candidate should forward the candidate's name and a description of the candidate's background and qualifications to the Corporate Secretary.

Audit Committee Report

     The Audit Committee of the Board of Directors is composed of five (5) non-employee directors. Each of these directors is an "independent director" as that term is defined under the NASDAQ Stock Market's listing standards. To be an independent director under this definition, a director may not be an officer or employee of the Corporation or have any other relationship with the Corporation that interferes with the exercise of independent judgment. The Audit Committee held two meetings during 2000. The responsibilities of the Audit Committee are set forth in its Charter, which will be reviewed and amended periodically as appropriate. A copy of the Corporation's Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

     The Audit Committee reviews the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility of the financial statements and the reporting process, including the system of internal controls. In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Corporation's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors' independence from the Corporation and its management, including the matters in the written disclosures required by the Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees). The Committee discussed with the Corporation's internal and independent auditors the overall scope and specific plans for their respective audits.

     The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting. The meetings also are designed to facilitate any private communications with the Committee desired by the internal auditors or independent accountants. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Corporation be included in the Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Corporation's independent auditors, Poti, Walton & Associates, P.C.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to beneficial ownership of the Corporation's Common Stock as of May 1, 2001 by each beneficial owner of more than 5% of the Corporation's Common Stock.

            Name and Address             Beneficial Ownership
                                         --------------------
                of Holder             Shares             Percent
            ----------------          ------             -------
         John Hancock Mutual Life     92,187             5.45%
         Insurance Company
         P O Box 111

         Boston, Massachusetts 02117

         Richard J. Tavss               122,301          7.16%
         P. O. Box 3747
         Norfolk, VA 23514

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Officers and Directors

     Certain directors and officers of the Corporation and the Bank, members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of the Bank. As such, some of these persons engaged in transactions with the Bank in the ordinary course of business during 2000, and will have additional transactions with the Bank in the future. All loans extended and commitments to lend by the Bank to such persons are made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collectability or present other unfavorable features.

     As of December 31, 2000, the amount of loans from the Bank to all officers and directors of the Corporation and the Bank, and entities in which they are associated, was approximately $3.8 million. This amount represented 26.3% of the total equity capital of the Bank as of December 31, 2000.

Business Relationships and Transactions with Management

     In the ordinary course of its business, the Corporation and the Bank engaged in certain transactions with their officers and directors in which such officers and directors have a significant interest. All such transactions have been made on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated parties. The Bank has from time to time retained the Norfolk, Virginia law firm of Tavss, Fletcher, Maiden and King, P.C., of which Mr. Tavss, a director of the Corporation and the Bank, is senior counsel, to perform certain legal services for the Corporation and the Bank.

     In 1984, the Bank entered into a lease with Boush Bank Building Associates, a limited partnership (the "Partnership"), to rent the headquarters building (the "Headquarters") of the Corporation and the Bank, which is located at the corners of Freemason and Boush Streets, Norfolk, Virginia. The general partner of the Partnership is Boush Bank Building Corporation. All of the limited partners of the Partnership, namely Messrs. Woodard, Burton and Kellam, are directors of the Corporation and the Bank. The lease requires the Bank to pay all taxes, maintenance and insurance. The term of the lease is twenty-three years and eleven months, and began on December 19, 1984. In connection with this property, the lessor has secured financing in the form of a $1,600,000 industrial development revenue bond from the Norfolk Redevelopment and Housing Authority payable in annual installments, commencing on January 1, 1987, at amounts equal to 3% of the then outstanding principal balance through the twenty-fifth year, when the unpaid balance will become due. Interest on this bond is payable monthly, at 68.6% of the prime rate of SunTrust Bank in Richmond, Virginia. Monthly rent paid by the Bank is equal to interest on the above bond, plus any interest associated with secondary financing provided the lessor by the Bank. The Bank has the right to purchase, at its option, an undivided interest in the property at undepreciated original cost, and is obligated to purchase in each January after December 31, 1986, an undivided interest in an amount equal to 90% of the legal amount allowed by banking regulations for investments in fixed properties, unless the Bank's return on average assets is less than seven-tenths of one percent. Under this provision the Bank has purchased 54.4% of this property for a total of $999,611. No purchases have been made after 1988. The terms of the lease are not less favorable than could be obtained from a non-related party.

Additionally, in 1998, Bank of the Commonwealth entered into a lease with respect to its branch at 1217 Cedar Road, Chesapeake, Virginia with Morton Realty Associates, a Virginia general partnership, and Richard J. Tavss and several other parties who share ownership and responsibility as landlord under the lease. Morton Goldmeier is a partner in Morton Realty Associates, one of the landlords under the lease, and is also a member of the Board of Directors of Bank of the Commonwealth and Commonwealth Bankshares. Richard J. Tavss, also one of the landlords under the lease, is also a member of the Board of Directors of Bank of the Commonwealth and Commonwealth Bankshares. Annual lease payments under the lease currently are $95,136. The Board of Directors of Commonwealth Bankshares reviewed two independent appraisals with respect to this property prior to entering into this lease. We believe the terms of this lease are no less favorable than could be obtained from a non-related party in an arms-length transaction.

                             EXECUTIVE COMPENSATION

Summary Executive Compensation Table

     The following table sets forth the annual compensation paid or accrued by the Corporation and its subsidiaries to Edward J. Woodard, Jr., CLBB, Chairman of the Board, President and Chief Executive Officer of the Corporation and the Bank for the past three fiscal years. Compensation for each other executive officer of the Corporation or the Bank did not exceed $100,000 in 2000 and, therefore, is not shown in the table.

                            Summary Compensation Table

       Name and
       Principal Position                      Annual Compensation
       ------------------                      -------------------
                                                                    Director's      All Other
                                    Year     Salary        Bonus     Fees       Compensation(1)
                                    ----     ------        -----     ----      ----------------
       Edward J. Woodard, Jr.,      2000    $187,500        -0-     $28,400           ---
       Chairman of the Board        1999     182,500      $18,500    23,600           ---
       President and Chief          1998     175,000       15,000    16,300           ---
       Executive Officer

(1) Perquisites and other personal benefits did not exceed the lessor of $50,000 or 10% of total salary and bonus as reported above.

Option Grants in Last Fiscal year

     The following table sets forth information for the year ended December 31, 2000 regarding grants of stock options to Mr. Woodard.

                 Option Grants in Year Ended December 31, 2000

                                                                                                              Potential Realizable
                                                                                                                  Value at Assumed
                                                                                                                   Annual Rates of
                                                      Percent of Total                                                 Stock Price
                           Number of Securities      Options Granted to                                           Appreciation for
                            Underlying Options          Employees in                           Expiration              Option Term
     Name                        Granted                 Fiscal Year         Exercise Price       Date         5%($)        10%($)
     ----                  --------------------      ------------------      --------------    ----------     --------------------
Edward  J. Woodard, Jr.           5,000                     37%              $    9.30          12/31/09      75,744       120,609

Option Exercises in Last Fiscal Year

     Set forth in the table below is information concerning the exercise of stock options during the fiscal year ended December 31, 2000 by each of the named executive officers named in the Summary Compensation Table.

       Aggregated Option Exercises in Year Ended December 31, 2000 and
                         Fiscal Year End Option Values

                                                                  Number of
                                                             Securities Underlying           Value of Unexercised
                                                              Unexercised Options            In-The-Money Options
                                                            at December 31, 2000 (#)      at December 31, 2000 ($)(2)
                                                            ------------------------      ---------------------------
                             Shares
                          Acquired on          Value
     Name                 Exercise (#)   Realized ($)(1)   Exercisable    Unexercisable   Exercisable     Unexercisable
     ----                 ------------   ---------------   -----------    -------------   -----------     -------------
Edward J. Woodard, Jr.        5,064          10,244           24,133           --           12,624             --

(1) These values are based on $6.83, the closing price of the Corporation's common stock on the Nasdaq National Market on February 17, 2000, the date of exercise.

(2) These values are based on $6.00, the closing price of Corporation's common stock on the Nasdaq National Market on December 31, 2000.

Employment Agreements

     Edward J. Woodard, Jr., Chairman of the Board, President and Chief Executive Officer of Commonwealth Bankshares and Bank of the Commonwealth has entered into an employment agreement with Bank of the Commonwealth. The agreement provides for Mr. Woodard's employment until the earlier of December 31, 2003, his death or his physical or mental disability; provided, however, the employment agreement allows for the termination of employment by either Bank of the Commonwealth or Mr. Woodard in the event of a "change of control" of Commonwealth Bankshares or Bank of the Commonwealth, or by Mr. Woodard for "good reason." Mr. Woodard's employment agreement will be renewed automatically each year unless either party elects not to renew the agreement.

     Under the employment agreement, in the case of a termination by Commonwealth Bankshares or Bank of the Commonwealth prior to a "change of control," but not "for good cause," Mr. Woodard will be entitled to receive twelve (12) equal monthly payments, which, in total, equal his annual base salary, plus directors' fees. In the event of a termination of the employment agreement by Mr. Woodard for "good reason," or by Commonwealth Bankshares or Bank of the Commonwealth subsequent to a "change of control," but not "for good cause," Mr. Woodard will be entitled to receive sixty (60) equal monthly payments which, in total, equal approximately three times the present value of his annual compensation at the time of termination.

     Under the Agreement, a "change of control" will be deemed to have occurred upon:

 . any third party acquiring, or entering into a definitive agreement to acquire, more than twenty-five percent (25%) of the stock of either Commonwealth Bankshares or Bank of the Commonwealth;

 .  a change in the majority of the members of the board of directors of either
   Commonwealth Bankshares or Bank of the Commonwealth during any one year period; or

 . Commonwealth Bankshares ceasing to be the owner of all of Bank of the Commonwealth's common stock, except for any directors' qualifying shares.

     The term "for good cause" includes a termination of Mr. Woodard for his failure to perform the required services, gross or willful neglect of his duty or a legal or intentional act demonstrating bad faith. The term "good reason" is defined as any assignment to Mr. Woodard of duties or responsibilities inconsistent with those in effect on the date of the agreement or a change of control of either Commonwealth Bankshares or Bank of the Commonwealth.

     Mr. Woodard has also entered into an amended and restated deferred supplemental compensation agreement with Bank of the Commonwealth. Under the supplemental agreement, upon Mr. Woodard attaining the age of 65, upon his termination with Bank of the Commonwealth for any reason whatsoever or upon his death, Mr. Woodard or his beneficiary would be entitled to a payment of $250,000. Additionally, under the supplemental agreement, in the event that Mr. Woodard attains, or would have attained, the age of 65 years, Mr. Woodard or his designated beneficiary will be entitled to a payment of $360,000. In addition to each of these payments, the supplemental agreement provides that upon Mr. Woodard's death, his beneficiary shall be entitled to a lump sum payment of $250,000. Under the supplemental agreement, Mr. Woodard is obligated to make himself available to Bank of the Commonwealth after his retirement, so long as he receives payments under the supplemental agreement, for occasional consultation which Bank of the Commonwealth may reasonably request. Any amounts unpaid under the supplemental agreement may be forfeited, after notice to Mr. Woodard, in the event that the board of directors of Bank of the Commonwealth determines in good faith that Mr. Woodard is performing services of any kind for a firm or other entity competitive with the business of Bank of the Commonwealth during the period that he is receiving payments under the supplemental agreement.

Stock Option and Employee Benefit Plans

     1990 Stock Option Plan. On February 20, 1990, Commonwealth Bankshares' board of directors approved a non-qualified stock option plan for the issuance of 25,000 shares of Commonwealth Bankshares' common stock to eligible officers and key employees of Commonwealth Bankshares and Bank of the Commonwealth at prices not less than the market value of Commonwealth Bankshares' common stock on the date of grant. On April 29, 1997, the shareholders approved an amendment to this plan to increase the number of shares available for issuance under the plan to 45,000 shares. This plan expired on February 20, 2000. However, the terms of this plan continue to govern unexercised options awarded under the plan that have not expired.

     401(k) Profit Sharing Plan. In 1993, Bank of the Commonwealth adopted a thrift and profit sharing plan qualified under Section 401(k) of the Internal Revenue Code to replace Bank of the Commonwealth's former profit sharing plan. Employees who have attained the age of 20 years and six months and completed six months of service with Bank of the Commonwealth are eligible to participate in the 401(k) plan. Eligible employees who elect to participate may contribute up to 15% of their annual salary to the 401(k) plan. The Bank of the Commonwealth may make a matching contribution, the amount of which, if any, will be determined by Bank of the Commonwealth each year. Bank of the Commonwealth contributed a matching contribution of $26,721 and a discretionary profit sharing contribution of $23,279 to the 401(k) plan during 2000.

     Non-Employee Director Stock Compensation Plan. On April 25, 1995 Commonwealth Bankshares' shareholders approved a non-employee director stock compensation plan. This plan provided for the issuance of options to acquire 50,000 shares of Commonwealth Bankshares' common stock to eligible non-employee directors at prices determined by the average of the five most recent trades of the common stock on the over-the-counter market during the period immediately preceding an option's grant date or such other value per share as was determined by the employee directors. On April 29, 1997, shareholders approved an amendment to this plan to increase shares available for issuance under this plan to 70,000 shares. This plan expired January 17, 2000. However, the terms of this plan continue to govern unexercised options awarded under the plan that have not expired.

     1999 Stock Incentive Plan. On April 27, 1999, Commonwealth Bankshares' shareholders approved the Commonwealth Bankshares, Inc. 1999 Stock Incentive Plan. This plan provides for the issuance of up to the lesser of (i) fifteen percent (15%) of Commonwealth Bankshares' issued and outstanding common stock less the aggregate number of shares subject to issuance pursuant to options granted, or available for grant, under the 1990 plan and non-employee director plan described above, or (ii) 350,000 shares. Of the aggregate number of shares of Commonwealth Bankshares' common stock that may be subject to award under this plan, sixty percent (60%) are available for issuance to Commonwealth Bankshares' non-employee directors, and forty percent (40%) are available for issuance to Commonwealth Bankshares' employees. All the employees of Commonwealth Bankshares and Bank of the Commonwealth, and all other members of the board of directors of Commonwealth Bankshares, are eligible to receive awards under this plan.

Compensation of Directors

     The fees paid to the Corporation's directors during 2000 were $900 for each meeting of the Board attended. In addition, directors received $400 for attending meetings of each of the standing committees. The Corporation has a Directors' Deferred Compensation Plan by which directors may defer recognition of income on all or a portion of their meeting fees earned during the fiscal year. A total of $64,000 was deferred by directors in 2000 pursuant to the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE THREE NOMINEES LISTED ABOVE AS CLASS 1 DIRECTORS OF THE CORPORATION.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Corporation's Board of Directors approved the appointment of Poti, Walton, & Associates, P.C., Certified Public Accountants, as the Corporation's independent public accountants for the fiscal year ending December 31, 2000. No firm has been selected by the Board of Directors to act as the Corporation's independent public accountants for the current year. The Board will make this decision later in the year. Representatives of Poti, Walton & Associates, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     Audit Fees. Poti, Walton & Associates billed the Corporation an aggregate of $71,755 for the audit of the Corporation's consolidated financial statements for 2000 and reviews of the financial statements included in the Corporation's Forms 10-QSB for 2000.

     All Other Fees. Poti, Walton & Associates billed the Corporation an aggregate of $74,245 during 2000 for services not related to the financial statements referenced above. These fees consisted of fees for assisting the Corporation with the preparation of tax returns, an audit of the Corporation's 401(k) plan and miscellaneous consulting services.

                         SUBMISSION OF PROPOSALS 2002

     Proposals of shareholders intended to be presented at the Corporation's 2002 Annual Meeting of Shareholders must be received by the Corporation at its executive offices, Boush and Freemason Streets, P. O. Box 1177, Norfolk, Virginia 23501, no later than January 15, 2002, in order for such proposals to be included in the Corporation's Proxy Statement and form of Proxy relating to such meeting.


                                 OTHER MATTERS

     The Board of Directors does not intend to present, and knows of no one who intends to present, to the meeting any matter for action by shareholders other than as set forth herein. However, the enclosed proxy confers discretionary authority with respect to transaction of any other business that may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.

                                    GENERAL

     The Corporation's 2000 Annual Report to Shareholders accompanies this Proxy Statement. The 2000 Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

            PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY.

                                    By Order of the Board of Directors



                                    Edward J. Woodard, Jr., CLBB
                                    Chairman of the Board, President
                                    and Chief Executive Officer

     Dated in Norfolk, Virginia and
     mailed this 5th day of June 2001.

                                   EXHIBIT A

                         Commonwealth Bankshares, Inc.
                            Audit Committee Charter

TO BE INSERTED IN OPERATIONS POLICY MANUAL
==========================================

Subject:  Audit Committee Charter
--------

Approved: Board of Directors, July 18, 2000
---------

I.  PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     . Serve as an independent and objective party to monitor the Corporations' financial reporting process and internal control system.

     . Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

     . Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent of management, and free from any relationship that in the opinion of the Board would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

The Committee shall hold such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Board of the Audit Committee or the request of the independent accountant. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.  RESPONSIBILITIES AND DUTIES


To fulfill its responsibilities and duties the Audit Committee shall:

     Documents/Reports Review

     1. Review and update this Charter policy periodically, at least annually, as conditions dictate.

     2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants at least quarterly.

     3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

     Independent Accountants

     4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants independence.

     5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

     6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

     Financial Reporting Process

     7. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external within 45 days of reports being issued.

     8. Consider the independent accountants' judgements about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

     Process Improvement

     10. Establish timely regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     11. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     12. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

     13. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

                         COMMONWEALTH BANKSHARES, INC.
                               403 Boush Street
                 P. O. Box 1177, Norfolk, Virginia 23501-1177
                             Phone (757) 446-6900

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 June 26, 2001
          This Proxy is Solicited On Behalf Of The Board of Directors


     The undersigned hereby revokes all prior proxies and appoints Richard J. Tavss and Morton Goldmeier, or any one of them, each with the power of substitution, as Proxies to vote, as designated below, all the shares of Common Stock of Commonwealth Bankshares, Inc. held by the undersigned on May 1, 2001 at the Annual Meeting of Shareholders to be held on June 26, 2001 or any adjournment thereof.


     (1)  Proposal I:   Election of three class 1 Directors set forth below to
          serve until the 2004 Annual Meeting of Shareholders and until their successors are elected and qualified:

                             William D. Payne, M.D.

                        FOR        AGAINST      ABSTAIN

                                Morton Goldmeier

                        FOR        AGAINST      ABSTAIN

                                Richard J. Tavss

                       FOR         AGAINST      ABSTAIN

     (2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will
                                       ----------------------------------------
be voted by the named Proxies FOR the three nominees listed in Proposal I and in
--------------------------------------------------------------------------------
their discretion as to other business properly before the meeting.
------------------------------------------------------------------

     Please sign exactly as your name(s) appear below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:    ___________________, 2001


          _____________________________              ___________________________
          Shareholder Signature                      Shareholder Signature

          _____________________________              ___________________________
          Shareholder Signature                      Shareholder Signature